Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Larimar Therapeutics, Inc. of our report dated March 6, 2020 relating to the financial statements of Chondrial Therapeutics, Inc., which appears in Larimar Therapeutics, Inc.’s Current Report on Form 8-K/A filed on June 26, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 14, 2020